As filed with the Securities and Exchange Commission on July 24, 2003
Registration No. 333-107113

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Transmeta Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0402448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3990 Freedom Circle

Santa Clara, California 95054
(408) 919-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Svend-Olav Carlsen
Chief Financial Officer and Vice President of Finance
3990 Freedom Circle
Santa Clara, California 95054
(408) 919-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mark A. Leahy, Esq.
Andrew J. Schultheis, Esq.
Fenwick & West LLP
801 California St.
Mountain View, California 94041
(650) 988-8500

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amounts to be	Offering Price per	Aggregate Offering	Registration
Shares to be Registered	Registered(1)(2)	Security(2)(3)	Price(1)(2)(3)	Fee(3)

Common Stock, par value $0.00001 per share(4)

Preferred Stock, par value $0.00001 per share(5)

Debt Securities(6)

Warrants(7)

Total			$100,000,000	$8,090(8)

(1)	The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $100,000,000.
(2)	Pursuant to General Instruction II.D to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities that are registered hereby.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(4)	An indeterminate number of shares of common stock, par value $0.00001 per share, are covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of either shares of preferred stock or debt securities, each of which are registered hereby, or (c) upon exercise of warrants to purchase shares of common stock, which are registered hereby. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration. Each share of common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.
(5)	An indeterminate number of shares of preferred stock, par value $0.00001 per share, are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately, (b) upon the conversion of debt securities, which are registered hereby or (c) upon exercise of warrants to purchase shares of preferred stock, which are registered hereby.
(6)	An indeterminate number of debt securities are covered by this Registration Statement. Debt securities may be issued (a) separately or (b) upon exercise of warrants to purchase debt securities, which are registered hereby.
(7)	An indeterminate number of warrants, each representing the right to purchase an indeterminate number of shares of common stock, shares of preferred stock or debt securities, each of which are registered hereby, are covered by this Registration Statement.
(8)	Previously paid.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      This amendment is being filed solely to file exhibits previously omitted. No changes have been made to Part I of the Registration Statement. Accordingly, it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$8,090
Printing and engraving expenses	30,000
Accounting fees and expenses	50,000
Legal fees and expenses	100,000
NASD fee	10,500
Miscellaneous fees and expenses	26,410

Total	$225,000

Item 15.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

      As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

      As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

      In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

      The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

      See also the undertakings set out in response to Item 17.

      Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

Document

1.	Second Amended and Restated Certificate of Incorporation (see Exhibit 4.1).
2.	Restated Bylaws (see Exhibit 4.2).
3.	Form of Indemnity Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form S-1 (File No. 333-44030) filed with the Commission on October 2, 2000.

Item 16.	Exhibits

      The following exhibits are filed with or incorporated by reference into this registration statement:

Incorporated by Reference
Exhibit						Previously	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed	Herewith

1.1	Form of Underwriting Agreement for equity securities.					X
1.2	Form of Underwriting Agreement for debt securities.					X
4.1	The Registrant’s Second Amended and Restated Certificate of Incorporation.	10-K		3.1	3/7/01
4.2	The Registrant’s Restated Bylaws.	S-1	333-44030	3.06	10/2/00
4.3	Form of Senior Indenture.					X
4.4	Form of Senior Debt security.					X
4.5	Form of Subordinated Indenture.					X
4.6	Form of Subordinated Debt security.					X
4.7	Form of certificate of Preferred Stock.					X
4.8	Form of certificate of Common Stock.	S-1	333-44030	4.1	10/2/00
4.9	Form of standard debt securities warrant provisions.					X
4.10	Form of standard stock warrant provisions.					X
5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.						X
12.1	Statement regarding computation of ratios of earnings to fixed charges and preferred dividends.					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).						X
23.2	Consent of Ernst & Young LLP, independent auditors.					X

Incorporated by Reference
Exhibit						Previously	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed	Herewith

24.1	Power of Attorney.					X
25.1	Statement of Eligibility of Trustee on Form T-1.					X

Item 17.	Undertakings.

      The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(5) For purposes of determining any liability under the Securities Act of 1933, any information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 24th day of July, 2003.

TRANSMETA CORPORATION

By:	/s/ SVEND-OLAV CARLSEN

Svend-Olav Carlsen
Chief Financial Officer
and Vice President of Finance

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW R. PERRY* Matthew R. Perry	Chief Executive Officer, President and a Director [Principal Executive Officer]	July 24, 2003

/s/ SVEND-OLAV CARLSEN Svend-Olav Carlsen	Chief Financial Officer and Vice President of Finance [Principal Financial Officer and Principal Accounting Officer]	July 24, 2003

/s/ R. HUGH BARNES* R. Hugh Barnes	Director	July 24, 2003

/s/ MURRAY A. GOLDMAN* Murray A. Goldman	Director	July 24, 2003

/s/ DAVID R. DITZEL* David R. Ditzel	Director	July 24, 2003

/s/ WILLIAM P. TAI* William P. Tai	Director	July 24, 2003

Signature		Title	Date

/s/ T. PETER THOMAS* T. Peter Thomas		Director	July 24, 2003

Rick Timmins		Director

*By:	/s/ SVEND-OLAV CARLSEN Svend-Olav Carlsen, attorney-in-fact

EXHIBIT INDEX

Incorporated by Reference
Exhibit						Previously
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed	Filed Herewith

1.1	Form of Underwriting Agreement for equity securities.					X
1.2	Form of Underwriting Agreement for debt securities.					X
4.1	The Registrant’s Second Amended and Restated Certificate of Incorporation.	10-K		3.1	3/7/01
4.2	The Registrant’s Restated Bylaws.	S-1	333-44030	3.06	10/2/00
4.3	Form of Senior Indenture.					X
4.4	Form of Senior Debt security.					X
4.5	Form of Subordinated Indenture.					X
4.6	Form of Subordinated Debt security.					X
4.7	Form of certificate of Preferred Stock.					X
4.8	Form of certificate of Common Stock.	S-1	333-44030	4.1	10/2/00
4.9	Form of standard debt securities warrant provisions.					X
4.10	Form of standard stock warrant provisions.					X
5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.						X
12.1	Statement regarding computation of ratios of earnings to fixed charges and preferred dividends.					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).						X
23.2	Consent of Ernst & Young LLP, independent auditors.					X
24.1	Power of Attorney.					X
25.1	Statement of Eligibility of Trustee on Form T-1.					X